UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2019
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Mastercard Incorporated (Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-32877 (Commission File Number)	13-4172551 (IRS Employer Identification No.)
2000 Purchase Street Purchase, New York (Address of principal executive offices)	10577 (Zip Code)
(914) 249-2000 (Registrant's telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2019, Mastercard Incorporated (the “Registrant”) was notified that effective April 1, 2019 (the “Effective Date”), Martina Hund-Mejean intends to retire as Chief Financial Officer of the Registrant and Mastercard International Incorporated (“Mastercard International” and, together with the Registrant, the “Company”). Ms. Hund-Mejean will receive the benefits contemplated pursuant to her existing employment arrangement with the Company, which was previously disclosed.

The Registrant has decided that, as of the Effective Date, the Company will appoint Sachin Mehra, the Company’s current Chief Financial Operations Officer, to succeed Ms. Hund-Mejean as Chief Financial Officer of the Company. He will remain a member of the Company’s Management Committee.

Mr. Mehra, age 48, joined the Company in June 2010 as group executive and treasurer. Prior to his current role, Mr. Mehra led commercial products and solutions at the Company, and previously served as Executive Vice President and Business Financial Officer for the Company’s North America region. Prior to joining the Company, Mr. Mehra held treasury and finance roles of increasing responsibility at the Hess Corporation, General Motors and GMAC in New York, Singapore, Belgium and Shanghai.

In connection with his appointment, starting on the Effective Date, Mr. Mehra will receive a base salary of $600,000, and will be eligible to participate in the Company’s employee compensation and benefit plans and programs as may be generally made available to other Company employees at his level (including the Amended and Restated Mastercard International Executive Severance Plan and Amended and Restated Mastercard International Change-in-Control Severance Plan). Mr. Mehra will be eligible to earn a cash incentive award under the Company’s Senior Executive Annual Incentive Compensation Plan (SEAICP), with a performance target of 100% of his base salary. Mr. Mehra will also receive a Long-Term Incentive Award under the Company’s 2006 Long Term Incentive Plan, as amended and restated, in the amount of $2,000,000 (awarded as performance stock units in the amount of $1,000,000 and stock options in the amount of $1,000,000).

There is no arrangement or understanding between Mr. Mehra and any other person pursuant to which Mr. Mehra was appointed. There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Mehra and any of the Company’s executive officers or directors or persons nominated or chosen to become a director or executive officer. Mr. Mehra has not engaged in any transaction with the Company during the last fiscal year, and he does not propose to engage in any transaction, that would be reportable under Item 404(a) of Regulation S-K.

The Company’s press release regarding Ms. Hund-Mejean’s retirement and Mr. Mehra’s appointment is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Press Release issued by Mastercard Incorporated, dated February 13, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCARD INCORPORATED

Date:	February 13, 2019	By:	/s/ Janet McGinness
Janet McGinness
Corporate Secretary

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